Exhibit 10.12

DATED	Seventh June	1993

R.M. DOLBY ESQ and	(1)
DOLBY LABORATORIES LICENSING
CORPORATION

- to -

DOLBY LABORATORIES INC	(2)

L E A S E
- of -
Plot 4 Interface
Wootton Bassett Wiltshire

TERM:	15 YEARS (subject to earlier termination)

FROM:	1st January 1993

RENT:	£500,000 (subject to review)

BRISTOWS COOKE & CARPMAEL

10 Lincoln’s Inn Fields

LONDON WC2A 3BP

THIS LEASE made the Seventh day of June 1993

BETWEEN

(1)	RAY MILTON DOLBY and DOLBY LABORATORIES LICENSING CORPORATION both [illegible] 100 Potrero Avenue San Francisco California USA (“the Landlords”).

AND

(2)	DOLBY LABORATORIES INC. a Company incorporated in the State of California USA and having its principal place of business in United Kingdom at Interface Wootton Bassett Wiltshire (“the Tenant”)

WITNESSETH AS FOLLOWS:-

1. In this Lease unless the context otherwise requires:-

“the Landlords” includes the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Term.

“the Tenant” includes the Tenant’s successors in title and permitted assigns.

“the Development” means the Development situate at Bincknoll Lane Wootton Bassett Wiltshire and known as Interface the boundaries whereof are shown for identification purposes only edged black on plan number 1 annexed hereto and each and every part.

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“the Premises” means the land forming part of the Development and more particularly described in the First Schedule hereto.

“the Estate Road” means the road (including the verges and footpaths) forming part of the Development and shown for the purpose of identification only edged brown on plan number 2 annexed hereto.

“the Landscaped Strips” means the areas of land forming part of the Premises shown for the purpose of identification only coloured yellow on plan number 2 annexed hereto.

“the Landscaped Areas” means the landscaped areas (excluding for the avoidance of doubt the Landscaped Strips) forming part of the Development.

“the Service Media” means the pipes conduits wires cables channels ducts mains sewers and other media or apparatus which are required for conducting controlling or measuring water soil gas electricity telephone telex and other electrical impulses air smoke and fumes and other things of a like nature and which serve jointly the Premises and other parts of the Development.

“the Common Parts” means all parts of the Development not demised or intended to be demised to any lessee or lessees or sold or intended to be sold freehold (except to a management company) and (without prejudice to the generality of the foregoing) including in particular (but only in so far as the same shall not be adopted as maintainable at the public’s expense) the Estate Road the Landscaped Areas and the Service Media.

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[DIAGRAM OF PLAN NO. 1]

“the Company” means the Management Company known as Interface (Wootton Bassett) Management Company Limited having Company Number 2281555.

“the Transferor” means Trafalgar House Business Park Limited whose registered office is at Devonshire House Mayfair Place London W1A 3AG and includes its successors in title owners and occupiers for the time being of the Development and any part thereof.

“the Term” means the term granted by this Lease and shall include any extension holding over or continuation whether by statute agreement or otherwise howsoever and references to “the determination of the Term” shall mean the end of the Term by effluxion of time or determination by re-entry surrender merger or otherwise howsoever.

“the Planning Acts” means the Town and Country Planning Act 1990 the Town and Country Planning (Listed Building and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 and references to the Planning Acts or to any Act of Parliament (whether general or specific) are deemed to include any statutory modification or re-enactment for the time being in force and also to include any statutory instruments orders rules or regulations for the time being in force or having effect thereunder.

“Rent” means the rents respectively reserved by this Lease (and any increase therein) and in addition the Service Charge.

“the Service Charge” means the expenditure specified in the Eighth Schedule.

“the Insured Risks” means such risks as are for the time being covered by any Policy of Insurance effected under the terms of this Lease by the Landlords which (without prejudice to that generality) shall include fire storm lightning explosion riot civil commotion malicious damage impact flood burst pipes aircraft and other aerial devices or articles dropped therefrom (other than war risks) public liability and liability under the Defective Premises Act 1972 and such other risks as the Landlords may from time to time require to be covered in the Landlords’ absolute discretion subject in all cases to any excess exclusion or limitation imposed by the insurers.

“the Landlords’ Agent” means such professional Surveyor Accountant or other person or persons as may from time to time be appointed by the Landlords for the purpose of performing any relevant function under the provisions of this Lease.

“the Prescribed Rate” means four per centum above the Base Rate from time to time of Barclays Bank Plc or where there is no such Base Rate then such equivalent rate of interest as the Landlords shall reasonably from time to time specify by notice in writing served on the Tenant and where and wherever interest is payable at the Prescribed Rate the same shall be calculated on a day to day basis and compounded quarterly (and proportionately for any fraction of a quarter) on any relevant usual quarter day.

“Schedule” means the relevant schedule to this Lease.

“Insolvency Event” means in relation to the Tenant any of the following events being

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(1)	in relation to a Company that:-

(a)	it is deemed unable to pay its debts as defined in Section 123 of the Insolvency Act 1986 (referred to as “the Act” in the remainder of this definition); or

(b)	a proposal is made for a voluntary arrangement under Part 1 of the Act; or

(c)	a receiver or manager is appointed whether under Part III of the Act (including an administrative receiver) or otherwise; or

(d)	it goes into liquidation as defined in Section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent); or

(e)	a provisional liquidator is appointed under Section 135 of the Act; or

(f)	a proposal is made for a scheme of arrangement under Section 425 of the Companies Act 1985; and

(2)	in relation to an individual that:-

(a)	an application is made for an interim order or a proposal is made for a voluntary arrangement under part VIII of the Act; or

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(b)	a bankruptcy petition is presented to the court or his circumstances are such that a bankruptcy petition could be presented under part IC of the Act; or

(c)	he enters into a deed of arrangement.

References to Value Added Tax in this Lease include any imposition or levy of a like nature in substitution therefor and for the purposes of this Lease Value Added Tax is “recoverable” by a person if (but only if) that person is entitled to credit for it under Sections 14 and 15 of the Value Added Tax 1983 or any relevant regulations or under any equivalent legislation.

Words importing the masculine gender shall where appropriate include the feminine gender and the neuter gender or vice versa as the case may be and words importing the singular number shall where appropriate include the plural number and vice versa and words importing persons shall include corporations and vice versa.

2. In consideration of the Rent and covenants on the part of the Tenant hereinafter reserved and contained the Landlords HEREBY DEMISE to the Tenant ALL THOSE the Premises TOGETHER with the rights set out in the Second Schedule BUT EXCEPT AND RESERVING the rights set out in the Third Schedule AND SUBJECT to the matters specified in the Fourth Schedule and to all subsisting easements and quasi-easements affecting the whole or any part of the Premises TO HOLD the same unto the Tenant on and from the First day of January 1993 for the term of FIFTEEN (15) YEARS (subject to earlier termination as hereinafter provided) YIELDING AND PAYING during the Term FIRST the yearly rent set out in the Fifth Schedule (and in proportion for

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any less time than a year) such rent to be paid to the Landlords or the Landlords’ Agent as the Landlords shall from time to time by notice in writing require without any set-off or deduction whatsoever (save such as the Tenant may by law be required to make notwithstanding any agreement to the contrary) by equal quarterly payments in advance on the four usual quarter days in each year the first payment to be made on the execution of this Lease for the period from the First day of January 1993 until the next ensuing quarter day SECONDLY by way of further rent the Service Charge and THIRDLY by way of further rent on demand all sums which the Landlords may from time to time pay for insuring and keeping insured the Premises against the Insured Risks in accordance with the Landlords’ covenant hereinafter contained.

3. THE Tenant COVENANTS with the Landlords to observe and perform throughout the Term the covenants set out in the Sixth Schedule.

4. THE Landlords COVENANT with the Tenant that subject to the Tenant paying the Rent and observing and performing the covenants set out in the Sixth Schedule the Landlords will observe and perform the covenants set out in the Seventh Schedule.

5.	PROVIDED ALWAYS AND IT IS AGREED AND DECLARED as follows:-

5.1	If the Rent or any part of it shall be in arrear for fourteen days after becoming due (whether demanded or not) or in the event of any breach of any of the covenants on the part of the Tenant in this Lease contained or if the Tenant shall permit any execution or distress to be levied on any goods for the time being in the Premises or if in relation to the Tenant there occurs an Insolvency Event then

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and in any such case it shall be lawful for the Landlords to re-enter upon the Premises or any part of them in the name of the whole whereupon this Lease shall absolutely determine but without prejudice to any rights or remedies of the Landlords in respect of the non-payment of any of the Rent or any other breach of any of the covenants contained in this Lease.

5.2	Save to the extent that the same may be payable by law notwithstanding any agreement to the contrary the Tenant shall not upon quitting or giving up the Premises be entitled to any compensation under the Landlord and Tenant Act 1954.

5.3	Save to the extent that the Landlords may be liable either by virtue of the covenants on the Landlords’ part contained in the Seventh Schedule or by law notwithstanding any agreement or disclaimer to the contrary the Landlords shall not be liable in any way whatsoever to the Tenant or any undertenant or to any other person by reason of any act neglect default or omission on the part of any of the tenants or owners or occupiers of any adjoining or neighbouring premises or of any agent representative or employee of the Landlords (unless acting within the scope of the express or implied authority of the Landlords) or by reason of the defective working stoppage or breakage of or leakage or overflow from the Service Media or other plant apparatus or appliances of any kind whatsoever or by reason of the state or condition of the Estate Road or the Common Parts or the Premises and shall be indemnified by the Tenant against all liability in respect of all or any such matters.

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5.4	Nothing herein shall render the Landlords or the Tenant liable in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance or observance of such covenants conditions and provisions or any one or more of them shall hereafter become a contravention of or otherwise impossible or illegal under or by virtue of the Planning Acts but subject as aforesaid the Term and the Rent shall not determine by reason only of any changes modifications or restrictions of user of the Premises or obligations or requirements (if any) hereafter to be made or imposed under or by virtue of the said Acts.

5.5	Nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever over or against any adjoining or neighbouring property which now belongs or hereafter shall belong to the Landlords either for an estate in fee simple or for a term of years which would or might restrict or prejudicially affect the future rebuilding alteration or development of such adjoining or neighbouring property and the Landlords shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop any adjoining or neighbouring property as the Landlords may deem fit without obtaining any consent from or making any compensation to the Tenant on account thereof.

5.6	The Landlords shall have power at all times without obtaining any consent from or making any arrangement with the Tenant to deal as the Landlords may think fit with any property belonging to the Landlords adjoining or near to the Premises and to erect or suffer to be erected on such property any buildings whatsoever whether or not such

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buildings shall affect or diminish the light or air which may now or at any time or times during the term be enjoyed by the Tenant or any sub-tenant or occupier of the Premises or any part thereof.

5.7	In case the Premises or any part thereof or the means of access thereto shall at any time during the term be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation and use and the policy or policies of insurance shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant its servants or agents the rent hereby first reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall cease and be suspended until the Premises shall be again rendered fit for occupation and use (or for a period of three years from the date of such destruction or damage whichever shall be the shorter period) and any dispute as to the amount or extent of such cesser of rent shall be referred to the award of a single arbitrator if the Landlords and the Tenant can agree on one and otherwise to an arbitrator appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors and in either case in accordance with the provisions of the Arbitration Acts 1950 and 1975 or any statutory modification thereof for the time being in force.

5.8	If after the Tenant has vacated the Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or upon the Premises and if the Tenant shall fail to remove the same within seven days after being requested by the Landlords so to do by notice in writing then the Landlords may

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sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by the Landlords to the order of the Tenant and the Tenant hereby appoints the Landlord its agent to act in accordance with the provisions of this Clause.

5.9	If the Rent or any part of it or any other sum of any kind whatsoever which shall or may from time to time become payable to the Landlords under this Lease shall remain unpaid for seven days after becoming due (whether or not demanded except where a demand is prescribed by the terms of this Lease when the due date shall be deemed to be the date of demand) the same shall carry interest at the Prescribed Rate for the period from the date on which it became due until the date of actual payment and such interest shall be paid by the Tenant on demand.

6. IF the Tenant shall desire to determine the Term on the 31st day of December 2002 and of such desire shall give to the Landlords or to the Landlords’ Agent not less than twelve months’ prior notice in writing then this Lease shall on the 31st day of December 2002 cease and determine but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

7. SECTION 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices which may need to be served under the terms of this Lease.

IN WITNESS of which each party has executed this Lease as a Deed on the date first above written

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THE FIRST SCHEDULE

The Premises

ALL THAT piece or parcel of freehold land situate on the south side of Bincknoll Lane Wootton Bassett shown edged red on the plan number 2 annexed hereto being the land comprised in Title Number WT103699 and comprising in area 3.073 acres or thereabouts TOGETHER WITH

(i)	each and every part of all buildings erected thereon or on some part thereof and all additions thereto;

(ii)	all car parking loading and hard standing areas within the Premises and all boundary walls and fences enclosing the Premises; and

(iii)	all Service Media exclusively serving the Premises up to the point of connection with the common or public systems.

THE SECOND SCHEDULE

Rights Granted in Common

In common with the Landlords and all others for the time being authorised by the Landlords or otherwise entitled:-

(a)	a right of way with or without vehicles at all times and for all purposes over and along the Estate Road for the purpose of access to and egress from the Premises;

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(b)	the right to the free and uninterrupted passage and running of water soil gas electricity telephone and other services (if any) through the Service Media which may now or during the Term be laid in under or upon the Development;

(c)	the right upon giving reasonable notice to the owner or occupier thereof to enter upon such part of the Development as may be necessary or practicable for the purpose of connecting to the Service Media in under or upon the Development and for the purpose of repairing maintaining inspecting or cleaning all such connections to the Service Media as aforesaid the person so entering causing as little inconvenience or damage as reasonably practicable and making good any damage so caused with all due despatch;

PROVIDED ALWAYS that none of the rights hereby granted shall apply or be exercised over any land transferred to or vested in any of the supply authorities or covered or proposed to be covered by a building.

THE THIRD SCHEDULE

Exceptions and Reservations

1. Unto the Landlords and all others for the time being authorised by the Landlords or otherwise entitled:-

(a)	the free and uninterrupted passage of water soil electricity and gas through the Service Media which are now or may at any time during the Term be in or under or passing through or over the Premises and which serve the Development or any part thereof with the right to repair

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maintain inspect and renew such Service Media and the right at any time but (except in an emergency) after giving reasonable written notice to enter the Premises (but except in the case of the Landlords or the Landlords’ Agent and persons expressly authorised by the Landlords not any buildings thereon) in the exercise of such rights the person exercising such right causing a minimum of interference and making good any damage caused as quickly as practicable to the Tenant’s reasonable satisfaction;

(b)	such rights of entry on the Premises as may be necessary in connection with the construction and/or maintenance of the Estate Road and the Service Media the person exercising such rights causing a minimum of interference and making good any damage caused as quickly as practicable to the Tenant’s reasonable satisfaction;

(c)	the right to enter on to the Premises (but except as aforesaid not into or under any buildings thereon) and to lay thereunder additional Service Media of a type and in a manner approved by the Tenant (such approval not to be unreasonably withheld or delayed) and thereafter of the free passage and running of water soil electricity and gas through the same with the right to enter upon the said land to maintain repair inspect and renew the said Service Media the person exercising such right causing the minimum of interference and making good damage so caused with all due despatch;

(d)	such reasonable rights of access as are required by the Company and the Transferor over the paths roads and parking areas constructed or to be constructed within the Property for the purpose of access to and egress from the Common Parts as are required by the Company and the Transferor to enable it to carry out their respective management responsibilities in respect of the Development;

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(e)	a right of support for the Development from the Premises.

PROVIDED ALWAYS that save as otherwise expressly provided none of the rights hereby excepted and reserved (other than that contained in clause l(e) of this Schedule) shall apply to or be exercised over any land covered or intended to be covered by a building.

2. There is excepted and reserved to the Transferor and the Company the right to enter on to the Premises with such men and machinery as shall reasonably be required for the purpose of tending maintaining and renewing the Landscaped Strips and the area of land shown for identification purposes only hatched blue on plan number 3 annexed hereto and installing thereon name signs the persons exercising such rights causing the minimum of interference and making good damage so caused with due despatch.

THE FOURTH SCHEDULE

Matters referred to in Clause 1

1. Those matters (save for financial charges) referred to in the Property or Charges Register of Title Number WT 103699 as are subsisting and are capable of affecting the Premises.

2. The covenants conditions or other matters contained or referred to in a Transfer (“the Transfer”) dated 20th June 1991 and made between the Transferor (1) the Landlord (2) and the Tenant (3) and a Deed of Covenant (“the Deed of Covenant”) dated 20th June 1991 and made between the Transferor (1) the Company (2) the Landlord (3) and the Tenant (4).

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THE FIFTH SCHEDULE

1. On and from the date of commencement of the Term until and including the date immediately before the first Review Date (as defined below) the net yearly rent of FIVE HUNDRED THOUSAND POUNDS (£500,000).

2. During each successive Review Period (as defined below) a net yearly rent equal to that payable immediately prior to the relevant Review Date (as defined below) or such reviewed rent as may be agreed or determined as provided below (whichever shall be the greater).

3.1	It is expressly declared that notwithstanding anything to the contrary which may be contained in or implied by this Lease time shall not be deemed to be of the essence in respect of any step provided for in this paragraph 3.

3.2	In this Schedule the following expressions have the following meanings:

Expression	Meaning
“Review Date”	the date of expiration of every period of five (5) years of the Term (computed in every case from and including the date of commencement of the Term) and the expression “relevant Review Date” shall be construed accordingly;

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“Review Period”	each period on and from a Review Date to and including the date immediately before the next succeeding Review Date or (as the case may be) on and from the relevant Review Date to and including the date of the expiry of the Term;

“Market Rent”	the best yearly rent at which the whole of the Premises might reasonably be expected to be let in the open market on the relevant Review Date by a willing landlord to a willing tenant with vacant possession and without taking any fine or premium for a term equal to the Term and upon the terms of this Lease (other than as to the amount of the Rent under this part of the Schedule but including these provisions for rent review) and upon the assumptions that:

(i) no reduction or allowance is to be made on account of any rent free period rent concession or other inducement which in a new letting might be granted to the incoming tenant;

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(ii)	that no work has been carried out on the Premises by the Tenant or any predecessor in title of the Tenant during the Term which has diminished the rental value of the Premises;

(iii)	that the covenants on the part of the Landlords and the Tenant contained in this Lease or any document supplemental thereto and the covenants on the part of the Company contained in the Transfer and the Deed of Covenant have been complied with in all respects;

(iv)	that the willing tenant is a taxable person for the purposes of the legislation relating to Value Added Tax and is able to recover all input tax paid by it as a credit against output tax or otherwise;

but disregarding:

(a)	any effect on rent of the fact that the Tenant has been or is in occupation of the whole or any part of the Premises;

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(b)	any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant;

(c)	any effect on rent of any improvements (shown to be such by the Tenant) carried out during the Term by the Tenant at the Tenant’s expense with the consent of and otherwise than in pursuance of an obligation to the Landlords;

(d)	the destruction of or damage to the Premises or any part thereof by the Insured Risks;

(e)	any restraint or restriction on the right to recover or increase rent imposed by or by virtue of any Act of Parliament;

(f)	any inability of the Tenant to recover Value Added Tax.

3.3	As at every Review Date the rent under this Schedule shall be reviewed and increased (if appropriate) to an amount which shall represent the Market Rent at the commencement of the relevant Review Period.

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3.4	In the first instance the Landlords and the Tenant shall endeavour to agree the amount of the Market Rent to be paid on and from the commencement of the relevant Review Period but if for any reason they shall not have agreed the same by such date as shall be one month before the relevant Review Date then at any time thereafter the same may be referred to and determined by a valuer (who unless the Landlords and the Tenant shall have otherwise agreed before the valuer shall have been appointed shall act as an expert and not as an arbitrator but who shall afford to each of the Landlords and the Tenant a reasonable opportunity to make representations to him and take any such representations into account before he makes his determination) agreed upon between the Landlords and the Tenant or in the absence of such agreement prior to such date as shall be one month before the Relevant Review Date to be nominated on the application of either the Landlords or the Tenant or both of them jointly by the President for the time being of the Royal Institution of Chartered Surveyors or the person for the time being authorised to act on his behalf and the determination of any such valuer shall be binding on the parties and the costs of the reference to him and of his determination shall be borne and paid by the Landlords or the Tenant or shared between them in such manner as he shall determine. In the event that any such valuer shall die or become unwilling to act or become incapable of acting or if for any other reason the said President or other person mentioned above shall in his absolute discretion think fit the said President or such other person may upon the application of either the Landlords or the Tenant or both of them jointly discharge him and appoint another valuer to act in his place and in the same capacity and this shall be repeated as many times as the circumstances may require.

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3.5	If for any reason the Market Rent is not agreed or determined until after the relevant Review Date the Tenant shall continue to pay Rent under this Schedule at the rate applicable immediately before such date and on the date on which the Market Rent shall have been agreed or determined there shall be due as arrears of such Rent and the Tenant shall pay the amount of any increase for the period on and from the commencement of the relevant Review Period up to the quarter day next after such agreement or determination together with interest on the same at 4 per centum below the Prescribed Rate for the period on and from the commencement of the relevant Review Period up to the date of actual payment.

3.6	Within twenty-eight days of the Market Rent being agreed or determined a memorandum recording such agreement or determination shall be signed by or on behalf of the parties and be annexed to this Lease and the Counterpart respectively but such memorandum shall be regarded as evidential only and the absence of such shall not affect the liability of the Tenant to pay any increased Rent under this Schedule which has been agreed or determined.

4. For the avoidance of any doubt it is declared that the Rent payable under this Schedule for any Review Period shall not be less than that payable immediately before such period.

THE SIXTH SCHEDULE

Tenant’s Covenants

1.1	To pay the Rent and any other sums payable under this Lease at the

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times and in the manner respectively provided by this Lease and also to pay and discharge all rates taxes charges duties assessments impositions and outgoings whatsoever whether parliamentary local or any other description which now are or which may at any time during the Term be payable either by the owner or occupier in respect of the Premises and whether the same are existing at the present time or are imposed during the Term (excluding any (other than Value Added Tax) payable by the Landlords occasioned by receipt of the Rent or by any disposition or dealing with or ownership of any interest reversionary to the interest created by the Lease).

1.2	Without prejudice to any other provisions herein from time to time and at all times during the Term to pay Value Added Tax or any tax or imposition in the nature of Value Added Tax which now or at any time during the term shall be payable by the Tenant and to indemnify and keep indemnified the Landlords from and against all claims and demands in respect thereof and so that the Tenant shall be responsible for paying the Value Added Tax upon any sum payable under this Lease in respect of sums paid to the Landlords for services supplied by the Landlords.

2. To permit the Landlords or the Landlords’ Agent and all other persons authorised by the Landlords or otherwise entitled with or without workmen and others at all times upon reasonable written notice being given by the Landlords (except in case of emergency) to enter into and upon the Premises for the purposes of exercising the rights specified in the Third Schedule and examining the state and condition of the Premises.

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3. To pay all reasonable costs and expenses (including Solicitors’ costs and Surveyors’ fees) incurred by the Landlords for the purpose of or incidental to the preparation and service of any notice under Section 146 of the Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court.

4. To observe and perform all the requirements of and to carry out all works required under all Acts or Parliament for the time being in force including all requirements and works as have been or may be made or required by any local or other competent authority insofar as the same are in respect of or relate to the Premises or any part of them and to indemnify the Landlords against all notices claims demands expenses and liability in respect of all matters the subject of this sub-paragraph.

5. To pay to the Landlords on demand (together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant) the reasonable cost and incidental fees and expenses of all works which the Landlords may be required to do under any Act or Parliament (including without prejudice to that generality the Offices Shops and Railway Premises Act 1963 and/or the Fire Precautions Act 1971 and/or the Health and Safety at Work etc. Act 1974 and/or any like Act of Parliament) or in the case of works required to be done in respect of or for the benefit of both the Premises and other premises and proper proportion of such cost and incidental fees and expenses attributable to the Premises such proportion to be reasonably determined by the Landlords’ Agent acting as an expert and whose decision shall be final and a fair proportion (to be determined in like manner) of whose charges shall also be paid by the Tenant on demand.

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6. Except to the extent that the Landlords may include the same in the Service Charge to pay on demand (together with interest as specified in sub-paragraph 5 above) a fair proportion of the cost and incidental fees and expenses of reconstructing rebuilding maintaining repairing and cleaning all party and other walls Conducting Media and other conveniences belonging or which shall belong to the Premises or any other premises and which shall benefit or be used or be capable of benefitting or being used by or for the Premises in common with such other premises such proportion to be determined by the Landlords’ Agent acting as an expert whose decision shall be final and a fair proportion (to be determined in like manner) of whose charges shall also be paid by the Tenant on demand.

7.1	To keep the whole of the Premises including all sanitary and water apparatus plant and machinery therein and thereon and all fixtures additions and improvements from time to time affixed or made to them and the appurtenances thereof in good and substantial repair condition and decoration (damages by the Insured Risks always excepted save where the policy or policies of insurance have been vitiated by any act or omission of the Tenant) and from time to time when necessary to rebuild reinstate or replace the same and at the determination of the Term to deliver up the Premises to the Landlords with vacant possession together with all additions and improvements made in the meantime and all fixtures of any kind which may during the Term be affixed by the Tenant (save Tenant’s trade fixtures and fittings) in such repair condition and decoration in accordance with the covenants on the Tenant’s part contained in this Lease.

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7.2	To clean the glass of all windows comprised in the Premises as often as shall be reasonably necessary but in any event at least once in every month.

7.3	To keep the Premises in a clean and tidy condition.

7.4	To paint with two coats at least of good quality paint or otherwise treat as appropriate in a proper and workmanlike manner all the internal and external wood iron and other work in or upon the Premises previously or usually painted or otherwise treated as to the exterior in every third year and as to the interior in every fifth year of the Term and also in the case of both the interior and the exterior in the period of three months immediately preceding the determination of the Term.

7.5	Not to commit any waste spoil or destruction in or upon the Premises.

7.6	Not at any time during the term to make any alteration or addition to the Premises or to erect any new buildings thereon without the prior written consent of the Landlord which shall not be unreasonably withheld.

7.7	Well and substantially to repair and make good all defects and wants of reparation of which notice in writing shall be given to or left on the Premises for the Tenant and for which the Tenant is liable hereunder within two months after the giving or leaving of such notice or sooner if requisite and if the Tenant fails to comply with any such notice it shall be lawful for (but not obligatory upon) the Landlords (but without prejudice to the right of re-entry under the

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Clase in that behalf in this Lease contained and to any other rights of the Landlords) to enter upon the Premises and repair and decorate the same in accordance with the said covenants and the reasonable cost and incidental fees and expenses (to be certified by the Landlords’ Agent acting as an expert) shall be a debt due from the Tenant to the Landlords and shall be repaid by the Tenant to the Landlords on demand together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant.

7.8	To permit the Landlords and the Landlords’ Agent and all persons authorised by it at all reasonable times with or without workmen on giving reasonable notice (except in cases of emergency) to the Tenant to enter and remain upon the Premises with all necessary appliances for the purpose of executing repairs and alterations painting redecoration or other works to adjoining or neighbouring premises and for the purpose of repairing cleaning or maintaining any sewers water courses drains gutters water pipes electric wires or gas pipes or other conveniences in or under the Premises or other part of the Development in connection with or for the accommodation of any adjoining or neighbouring property the Landlords or such persons as aforesaid making good all damage caused thereby to the Premises.

8.1	To comply in all respects with the Planning Acts and all consents (if any) granted under them or under any Act or Parliament repealed by them so far as the same respectively relate to or affect the Premises or any part of them or any operations works acts or things already or later to be carried out executed done or omitted on the Premises or the use of them for any purpose.

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8.2	If and when required free of expanse to the Landlords to obtain from (as the case may be) the local planning authority or the appropriate Minister all such consents as may be requisite for carrying out any permitted alterations or additions to the Premises or the institution or change of any use of them and which may constitute development within the meaning of the Planning Acts.

8.3	Forthwith after the service on the Tenant or other occupier of the Premises or part of them to the Landlords or any notice order or proposal under the Planning Acts to supply to the Landlords a copy of the same and if so requested by the Landlord to make or join in making such objection or representation in respect of such notice order or proposal as the Landlords may reasonably require.

8.4	Subject to any request pursuant to sub-paragraph 8.03 above to comply at the Tenant’s cost with any notice or order mentioned in that sub-paragraph and to indemnify the Landlords against all liability in respect of the same.

8.5	Unless the Landlords shall otherwise direct to carry out before the determination of the Term any works stipulated to be carried out to the Premises by a date subsequent to such determination as a condition of any planning consent which may have been implemented or commenced to be implemented.

8.6	If and when called upon so to do to produce to the Landlords all such plans documents and other evidence as the Landlord may require in order to satisfy himself that the provisions of the foregoing covenants have been complied with.

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9.1	Not to use the Premises or any part of them for any of the following:-

9.1.1	any illegal or immoral purpose;

9.1.2	any noisy noxious dangerous or offensive trade manufacture business or purpose whatsoever;

9.1.3	any act matter or thing which shall or might be a nuisance damage or annoyance to the Landlords or the tenants owners occupiers of any adjoining or neighbouring property or to any public local or other authority or the neighbourhood or which would in any way be injurious to the Premises or the Building;

9.1.4	any sale by auction.

9.2	Not to bring or permit to be brought into the Premises or to place or store or permit to be placed or stored or to remain in or about the Premises any article or thing which is or may be or become dangerous offensive combustible inflammable radio-active or explosive and not to carry on or do or permit to be carried on or done thereon any hazardous trade or act in consequence of which the Landlords would or might be prevented from insuring the Premises at the ordinary rate of premium or whereby any insurance effected in respect of the Premises or any other property would or might be vitiated or prejudiced and not without the written consent of the Landlords to do or allow anything to be done whereby any additional premium may become payable for the insurance of the Premises or any other property and to repay to the Landlords all sums paid by way of increased premiums and all

28

expenses incurred by the Landlords in or about the renewal of such policy or policies made necessary by a breach of this covenant together with interest at the Prescribed Rate thereon from the date of payment by the Landlords to the actual date of repayment by the Tenant (as well after as before any judgment).

Subject to the foregoing not to use the Premises otherwise than for purposes within Class B1 of the Town and Country Planning (Use Classes) Order 1987.

10.1	Not to assign or part with or share possession or occupation of or grant any licence in respect of or underlet or agree to underlet a part only of the Premises.

10.2.1	Not at any time to assign underlet agree to underlet part with or share possession or occupation of or grant licences in respect of the whole of the Premises except with the previous written consent of the Landlord (which consent shall not be unreasonably withheld and shall in any event be subject to the provisions hereinafter set out).

10.2.2	The provisions referred to in paragraph 10.2.1 are:-

(a) Every assignee shall first enter into a covenant with the Landlords to pay the Rent hereby reserved and perform the covenants on the part of the Tenant and observe the conditions herein contained during the residue of the Term;

(b) Every underlessee shall first enter into a covenant with the Landlords and with the Tenant that the underlessee will observe and

29

perform the covenants herein contained so far as applicable to the area underlet (except the covenant for payment of Rent) and will not assign underlet or part with or share possession or occupation of or grant any licence in respect of part only of the Premises and will not without obtaining the previous written consents of the Landlords and of the Tenant which shall not be unreasonably witheld assign underlet or part with possession of the whole of the Premises and that every assignee of the underlessee and every sub-underlessee of the underlessee whether mediate or immediate shall enter into a similar direct covenant with the Landlords and the Tenant before any assignment or sub-underlease is made to them;

(c) Every underlease shall be at a rent (payable quarterly in advance) of not less than the full market rent of the premises (obtainable without taking a fine or premium or granting any rent free period) the amount of each such rent to be first approved in writing by the Landlords (such approval not to be unreasonably withheld) and the Tenant shall not at any Time permit the reduction of the rent payable by any person in whom any underlease of the Premises shall for the time being be vested;

(d) Without prejudice to the foregoing the Tenant shall not underlet part with or share the possession or occupation of or grant any licence in respect of the whole of the Premises for a term which shall extend beyond any date on which the Rent hereby reserved is to be varied as hereinbefore provided (hereinafter called “the Review Date”) unless such underletting or parting or sharing possession or occupation or licence shall include provisions approved by the Landlord to the effect that the rent thereby reserved shall be

30

subject to review on the Review Date to the intent that the rent reserved on and after the Review Date until any subsequent Review Date shall be not less than the full market rent obtainable (without taking a fine or premium or granting any rent free period) in respect of the Premises calculated as at the Review Date;

(e) If any intended assignee or underlessee of the Premises shall be a limited liability company (other than a public company the shares of which are quoted on a recognised Stock Exchange) upon the Landlords’ demand in that behalf at least two (or more if the Landlords shall reasonably so require) of its Directors of satisfactory standing or some other guarantor acceptable to the Landlords acting in a reasonable manner shall join in such deed as sureties or surety for such company in order (jointly and severally if more than one) to covenant with the Landlords that such company will pay the rents reserved by this Lease or any permitted Underlease and will perform and observe the covenants on the part of the Tenant to be performed and observed and to indemnify and save harmless the Landlords against all loss damage costs and expenses arising by reason of any default by the assignee or underlessee company and such covenants shall further provide in the usual form that any neglect or forebearance on the part of the Landlords shall not release or exonerate the sureties or surety and shall further provide for the sureties or surety to accept a new Lease of the Premises upon disclaimer of these presents by any assignee company or on its behalf if so required by the Landlords within three months of such disclaimer such new Lease to be for the residue then unexpired of the Term and at the rents payable and subject to the same Tenant’s covenants and to the same provisos and conditions as those in force

31

immediately before such disclaimer and to be granted at the cost of the sureties or surety in exchange for a counterpart duly executed by the sureties or surety.

10.3	Within twenty one days after the date of any assignment of these presents or the grant of any underlease or sub-underlease of the Premises or any assignment of such an under-lease or sub-underlease or the execution of any mortgage or charge affecting these presents or any such underlease or sub-underlease as aforesaid or any transfer or discharge of any mortgage or charge or any devolution of term or of any such underlease or sub-underlease as aforesaid by will or intestacy assent or operation of law produce or cause to be produced (without any demand by any person) to the Solicitor of the Landlords the original deed document or instrument effecting such disposition as aforesaid and leave or cause to be left a certified copy thereof with the Landlords’ Solicitor and pay the Landlord’s Solicitor a reasonable fee not being less than £25 in respect of each deed document or instrument for the registration thereof.

11. Within 21 days mortgage charge or discharge of mortgage or charge or other disposition of the Premises or any part of them to give to the Solicitors for the time being of the Landlords notice in triplicate specifying the basic particulars of the same and at the same time to supply to them two certified copies of the instrument making or evidencing the same and pay to them a registration fee of £25 or such higher sum as shall be reasonable at the time.

12. Not to allow to pass into the Conducting Media serving the Premises or the Building or the Estate or any adjoining or neighbouring premises any

32

noxious or deleterious effluent or any other substance which may cause an obstruction in or injure the same and in the event of any such obstruction or injury forthwith to remove or remedy the same and to make good all damage caused.

13. Not to place fix or exhibit in or on the Premises so that they can be viewed from outside the Premises any hoarding showcase aerial sign signboard bill plate board fascia placard poster advertisement or other notification of any kind whatsoever save such as shall have been previously consented to in writing by the Landlords but the Tenant may exhibit on and from the entrance door to the Premises one usual unobjectionale non-illuminated notice specifying only the name of the Tenant or any permitted under-tenant or occupier and the business carried on at the Premsies PROVIDED THAT notwithstanding the foregoing or any consent given as beforementioned if in the opinion of the Landlords any such sign or other matter which may be placed affixed or exhibited shall be or become offensive or unsightly.

14. To permit the Landlords at any time during the last six months prior to the determination of the Term to enter upon the Premises for the purpose of erecting a notice board stating that the Premises are to let or for sale and not to remove interfere with or obscure the same and throughout the Term to permit all persons with the written authority of the Landlords or the Landlords’ Agent to view the Premises at all reasonable times without interuption provided that the Landlords shall erect any such notice board in such a position as shall not interfere with the Tenant’s business.

15. To maintain to the reasonable satisfaction of the Landlords adequate fire prevention apparatus upon the Premises and from time to time to remove as speedily as possible from the Premises all waste and like inflammable material.

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16. To pay on demand all reasonable legal costs surveyors’ fees and other reasonable expenses of any kind incurred or expended by the Landlords in respect of all applications made by or on behalf of the Tenant or any occupier or undertenant (whether actual or prospective) for the consent of the Landlords to or in respect of any act matter or thing for which consent is required under the terms of this Lease and whether or not consent is required under the terms of this Lease and whether or not consent is refused or the application is withdrawn or not proceeded with for any reason.

17. To pay on the execution of this Lease the reasonable charges of the Landlords’ Solicitors of and incidental to the preparation and completion of this Lease and the stamp duty on the counterpart and all other proper disbursements.

18. In addition to the moneys which are or become payable by the Tenant under the terms of this Lease to pay all Value Added Tax thereon at the rate of such tax from time to time applicable.

THE SEVENTH SCHEDULE

Landlords’ Covenants

1. That the Tenant may peaceably hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlords or any person lawfully claiming through under or in trust for the Landlords

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2. That the Landlords will use all reasonable endeavours to procure that the Transferor and/or the Company provide services to the Development in accordance with the covenants on the part of the Transferor and the Company contained in the Transfer dated 20th June 1991 of the Property to the Landlords and a Deed of Covenant of the same date made between the Transferor (1) the Landlords (2) and the Tenant (3)

3. To insure and to keep insured the Premises in the full reinstatement value thereof from time to time in the joint names of the Landlords and the Tenant (with or without other names) against loss or damage by the Insured Risks and of the cost of site clearance and of all architects’ surveyors’ and other professional fees and incidental expenses in connection with reinstatement and against not less than three years’ loss of the rent hereby first described (due allowance being made for any anticipated excess therein) and to produce to the Tenant on request a copy of the policy or policies of insurance and any endorsement or amendment thereon or thereto and in the case of destruction or damage by the Insured Risks then (unless the insurance monies shall be or become in whole or in part irrecoverable through any act or default of the Tenant) subject to the Landlords obtaining all necessary consents and the Tenant paying out of the Tenant’s own monies the amount of any excess under the policy attributable to the damage or destruction in question to apply the policy moneys received by virtue of such insurance (except for those in respect of architects’ and surveyors’ and other professional fees or in respect of loss of rent) in reinstating the Building or the part so destroyed or damaged with all reasonable speed making up any difference between the cost of rebuilding and reinstating and the moneys received out of the Landlords’ own moneys.

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THE EIGHTH SCHEDULE

The Service Charge

All costs and payments (including any Value Added Tax not recoverable by the Landlords) made expended or incurred by or on behalf of the Landlords in discharging the Landlords’ obligations under the Fifth and Sixth Schedules of the said Transfer and the said Deed of Covenant dated 21st June 1991.

SIGNED by the said RAY MILTON	)	/s/ Ray Dolby
DOLBY as a Deed in the presence	)
of:-)

/s/ Joy H. Tartar [Notary Public] THE COMMON SEAL of DOLBY	)
LABORATORIES LICENSING	)
CORPORATION was hereunto	)
affixed in the presence of:-)		/s/ N.W. Jasper, Jr.

/s/ Janet Daly
Vice President

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DATED	7th April	2000

DOLBY PROPERTIES UK LLC

— to —

DOLBY LABORATORIES INC

LEASE

- of -

St Ivel House Interface

Wootton Bassett Wiltshire SN4 8QE

TERM: 15 YEARS (subject to earlier termination)

FROM: 7th April 2000

RENT: £442,000 (subject to Review)

BRISTOWS

3 Lincoln’s Inn Fields

LONDON WC2A 3AA

THIS LEASE made the day of 7th April

BETWEEN

(1)	DOLBY PROPERTIES UK LLC of [100 Potrero Avenue San Francisco California USA] (“the Landlords”)

AND

(2)	DOLBY LABORATORIES INC. a Company incorporated in the State of California USA and having its principal place of business in the United Kingdom at Interface Wootton Bassett Wiltshire (“the Tenant”)

WITNESSETH AS FOLLOWS:

1. In this Lease unless the context otherwise requires:-

“the Landlords” includes the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Term.

“the Tenant” includes the Tenant’s successors in title and permitted assigns.

“the Development” means the Development situate at Bincknoll Lane Wootton Bassett Wiltshire and known as Interface the boundaries whereof are shown for identification purposes only edged black on plan number 1 annexed hereto and each and every part

“the Premises” means the land forming part of the Development and more particularly described in the First Schedule hereto.

“the Estate Road” means the road (including the verges and footpaths) forming part of the Development and shown for the purpose of identification only edged brown on plan number 1 annexed hereto.

“the Landscaped Strips” means the areas of land forming part of the Premises

“the Landscaped Areas” means the landscaped areas (excluding for the avoidance of doubt the Landscaped Strips) forming part of the Development.

“the Service Media” means the pipes conduits wires cables channels ducts mains sewers and other media or apparatus which are required for conducting controlling or measuring water soil gas electricity telephone telex and other electrical impulses air smoke and fumes and other things of a like nature and which serve jointly the Premises and other parts of the Development.

“the Common Parts” means all parts of the Development not demised or intended to be demised to any lessee or lessees or sold or intended to be sold freehold (except to a management company) and (without prejudice to the generality of the foregoing) including in particular (but only in so far as the same shall not be adopted as maintainable at the public’s expense) the Estate Road the Landscaped Areas and the Service Media.

“the Company” means the Management Company known as Interface (Wootton Bassett) Management Company Limited having Company Number 2281555.

“the Transferor” means Trafalgar House Business Park Limited whose registered office is at Devonshire House Mayfair Place London W1A 3AG and includes its successors in title owners and occupiers for the time being of the Development and any part thereof.

“the Term” means the term granted by this Lease and shall include any extension holding over or continuation whether by statute agreement or otherwise howsoever and references to “the determination of the Term” shall mean the end of the Term by effluxion of time or determination by re-entry surrender merger or otherwise howsoever.

“the Planning Acts” means the Town and Country Planning Act 1990 the Town and Country Planning (Listed Building and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 and references to the Planning Acts or to any Act of Parliament (whether general or specific) are deemed to include any statutory modification or re-enactment for the time being in force and also to include any statutory instruments orders rules or regulations for the time being in force or having effect thereunder.

“Rent” means the rents respectively reserved by this Lease (and any increase therein) and in addition the Service Charge.

“the Service Charge” means the expenditure specified in the Eighth Schedule.

“the Insured Risks” means such risks as are for the time being covered by any Policy of Insurance effected under the terms of this Lease by the Landlords which (without prejudice to that generality) shall include fire storm lightning explosion riot civil commotion malicious damage impact flood burst pipes aircraft and other aerial devices or articles dropped therefrom (other than war risks) public liability and liability under the Defective Premises Act 1972 and such other risks as the Landlords may from time to time require to be covered in the Landlords’ absolute discretion subject in all cases to any excess exclusion or limitation imposed by the insurers.

“the Landlords’ Agent” means such professional Surveyor Accountant or other person or persons as may from time to time be appointed by the Landlords for the purpose of performing any relevant function under the provisions of this Lease.

“the Prescribed Rate” means four per centum above the Base Rate from time to time of Barclays Bank Plc or where there is no such Base Rate then such equivalent rate of interest as the Landlords shall reasonably from time to time specify by notice in writing served on the Tenant and where and wherever interest is payable at the Prescribed Rate the same shall be calculated on a day to day basis and compounded quarterly (and proportionately for any fraction of a quarter) on any relevant usual quarter day.

“Schedule” means the relevant schedule to this Lease.

“Insolvency Event” means in relation to the Tenant any of the following events being

(a)	it is deemed unable to pay its debts as defined in Section 123 of the Insolvency Act 1986 (referred to as “the Act” in the remainder of this definition); or

(b)	a proposal is made for a voluntary arrangement under Part 1 of the Act; or

(c)	a receiver or manager is appointed whether under Part III of the Act (including an administrative receiver) or otherwise; or

(d)	it goes into liquidation as defined in Section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent); or

(e)	a provisional liquidator is appointed under Section 135 of the Act; or

(f)	a proposal is made for a scheme of arrangement under Section 425 of the Companies Act 1985; and

(2) in relation to an individual that:—

(a)	an application is made for an interim order or a proposal is made for a voluntary arrangement under part VIII of the Act; or

(b)	a bankruptcy petition is presented to the court or his circumstances are such that a bankruptcy petition could be presented under part IC of the Act; or

(c)	he enters into a deed of arrangement.

Words importing the masculine gender shall where appropriate include the feminine gender and the neuter gender or vice versa as the case may be and words importing the singular number shall where appropriate include the plural number and vice versa and words importing persons shall include corporations and vice versa.

2. In consideration of the Rent and covenants on the part of the Tenant hereinafter reserved and contained the Landlords HEREBY DEMISE to the Tenant ALL THOSE the Premises TOGETHER with the rights set out in the Second Schedule BUT EXCEPT AND RESERVING the rights set out in the Third Schedule AND SUBJECT to the matters specified in the Fourth Schedule and to all subsisting easements and quasi-easements affecting the whole or any part of the Premises TO HOLD the same unto the Tenant on and from the 7th day of April 2000 for the term FIFTEEN (15) YEARS (subject to earlier termination as hereinafter provided) YIELDING AND PAYING during the Term FIRST the yearly rent set out in the Fifth Schedule (and in proportion for any less time than a year) such rent to be paid to the Landlords or the Landlords’ Agent as the Landlords shall from time to time by notice in writing require without any set-off or deduction whatsoever (save such as the Tenant may by law be required to make notwithstanding any agreement to the contrary) by equal quarterly payments in advance on the four usual quarter days in each year the first payment to be made on the execution of this Lease for the period from the 7th day of April 2000 until the next ensuing quarter day SECONDLY by way of further rent the Service Charge and THIRDLY by way of further rent on demand all sums which the Landlords may from time to time pay for insuring and keeping insured the Premises against the Insured Risks in accordance with the Landlords’ covenant hereinafter contained.

3. THE Tenant COVENANTS with the Landlords to observe and perform the covenants set out in the Sixth Schedule.

4. THE Landlords COVENANT with the Tenant that subject to the Tenant paying the Rent and observing and performing the covenants set out in the Sixth Schedule the Landlords will observe and perform the covenants set out in the Seventh Schedule.

5 PROVIDED ALWAYS AND IT IS AGREED AND DECLARED as follows:

5.1	If the Rent or any part of it shall be in arrear for fourteen days after becoming due (whether demanded or not) or in the event of any breach of any of the covenants on the part of the Tenant in this Lease contained or if the Tenant shall permit any execution or distress to be levied on any goods for the time being in the Premises or if in relation to the Tenant there occurs an Insolvency Event then and in any such case it shall be lawful for the Landlords to re-enter upon the Premises or any part of them in the name of the whole whereupon this Lease shall absolutely determine but without prejudice to any rights or remedies of the Landlords in respect of the non-payment of any of the Rent or any other breach of any of the covenants contained in this Lease.

5.2	Save to the extent that the same may be payable by law notwithstanding any agreement to the contrary the Tenant shall not upon quitting or giving up the Premises be entitled to any compensation under the Landlord and Tenant Act 1954.

5.3	Save to the extent that the Landlords may be liable either by virtue of the covenants on the Landlords’ part contained in the Seventh Schedule or by law notwithstanding any agreement or disclaimer to the contrary the Landlords shall not be liable in any way whatsoever to the Tenant or any undertenant or to any other person by reason of any act neglect default or omission on the part of any of the tenants or owners or occupiers of any adjoining or neighbouring premises or of any agent representative or employee of the Landlords (unless acting within the scope of the express or implied authority of the Landlords) or by reason of the defective working stoppage or breakage of or leakage or overflow from the Service Media or other plant apparatus or appliances of any kind whatsoever or by reason of the state or condition of the Estate Road or the Common Parts or the Premises and shall be indemnified by the Tenant against all liability in respect of all or any such matters.

5.4	Nothing herein shall render the Landlords or the Tenant liable in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance or observance of such covenants conditions and provisions or any one or more of them shall hereafter become a contravention of or otherwise impossible or illegal under or by virtue of the Planning Acts but subject as aforesaid the Term and the Rent shall not determine by reason only of any changes modifications or restrictions of user of the Premises or obligations or requirements (if any) hereafter to be made or imposed under or by virtue of the said Acts

5.5	Nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever over or against any adjoining or neighbouring property which now belongs or hereafter shall belong to the Landlords either for an estate in fee simple or for a term of years which would or might restrict or prejudicially affect the future rebuilding alteration or development of such adjoining or neighbouring property and the Landlords shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop any adjoining or neighbouring property as the Landlords may deem fit without obtaining any consent from or making any compensation to the Tenant on account thereof.

5.6	The Landlords shall have power at all times without obtaining any consent from or making any arrangement with the Tenant to deal as the Landlords may think fit with any property belonging to the Landlords adjoining or near to the Premises and to erect or suffer to be erected on such property any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time or times during the term be enjoyed by the Tenant or any sub-tenant or occupier of the Premises or any part thereof.

5.7

In case the Premises or any part thereof or the means of access thereto shall at any time during the term be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation and use and the policy or policies of insurance shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act of default of the Tenant its servants or agents the rent hereby first reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall cease and be suspended until the Premises shall be again rendered fit for occupation and use (or for a period of three years from the date of such destruction or damage whichever shall be the shorter period) and any dispute as to the amount or extent of such cesser of rent shall be referred to the award of a single arbitrator if the Landlords and the Tenant can agree on one and otherwise to an arbitrator appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors and in either case in accordance with the provisions of the Arbitration Act 1996 or any statutory modification thereof for the time being in force.

5.8	If after the Tenant has vacated the Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or upon the Premises and if the Tenant shall fail to remove the same within seven days after being requested by the Landlords so to do by notice in writing then the Landlords may sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by the Landlords to the order of the Tenant and the Tenant hereby appoints the Landlord its agent to act in accordance with the provisions of this Clause.

5.9

If the Rent or any part of it or any other sum of any kind whatsoever which shall or may from time to time become payable to the Landlords under this Lease shall remain unpaid for seven days after becoming due (whether or not demanded except where a demand is prescribed by the terms of this Lease when the due date shall be deemed to be the date of demand) the same shall carry interest at the Prescribed Rate for the period from the date on which it became due until the date of actual payment and such interest shall be paid by the Tenant on demand.

6. SECTION 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices which may need to be served under the terms of this Lease

7. It is hereby certified that:-

7.1	This is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995

IN WITNESS of which each party has executed this Lease as a Deed on the date first above written

THE FIRST SCHEDULE

The Premises

ALL THAT piece or parcel of land situate on the south side of Bincknoll Lane Wootton Bassett shown edged red on the plan number 2 annexed hereto being the land comprised in Title Number WT83336

TOGETHER WITH

(i)	each and every part of all buildings erected thereon or on some part thereof and all additions thereto;

(ii)	all car parking loading and hard standing areas within the Premises and all boundary walls and fences enclosing the Premises; and

(iii)	all Service Media exclusively serving the Premises up to the point of connection with the common or public systems.

THE SECOND SCHEDULE

Rights Granted in Common

In common with the Landlords and all others for the time being authorised by the Landlords or otherwise entitled:

(a)	a right of way with or without vehicles at all times and for all purposes over and along the Estate Road for the purpose of access to and egress from the Premises;

(b)	the right to the free and uninterrupted passage and running of water soil gas electricity telephone and other services (if any) through the Service Media which may now or during the Term be laid in under or upon the Development;

(c)	the right upon giving reasonable notice to the owner or occupier thereof to enter upon such part of the Development as may be necessary or practicable for the purpose of connecting to the Service Media in under or upon the Development and for the purpose of repairing maintaining inspecting or cleaning all such connections to the Service Media as aforesaid the person so entering causing as little inconvenience or damage as reasonably practicable and making good any damage so caused with all due despatch;

PROVIDED ALWAYS that none of the rights hereby granted shall apply or be exercised over any land transferred to or vested in any of the supply authorities or covered or proposed to be covered by a building.

THE THIRD SCHEDULE

Exceptions and Reservations

1. Unto the Landlords and all others for the time being authorised by the Landlords or otherwise entitled:—

(a)	the free and uninterrupted passage of water soil electricity and gas through the Service Media which are now or may at any time during the Term be in or under or passing through or over the Premises and which serve the Development or any part thereof with the right to repair maintain inspect and renew such Service Media and the right at any time but (except in an emergency) after giving reasonable written notice to enter the Premises (but except in the case of the Landlords or the Landlords’ Agent and persons expressly authorised by the Landlords not any buildings thereon) in the exercise of such rights the person exercising such right causing a minimum of interference and making good any damage caused as quickly as practicable to the Tenant’s reasonable satisfaction

(b)	such rights of entry on the Premises as may be necessary in connection with the construction and/or maintenance of the Estate Road and the Service Media the person exercising such rights causing a minimum of interference and making good any damage caused as quickly as practicable to the Tenant’s reasonable satisfaction;

(c)	the right to enter on to the Premises (but except as aforesaid not into or under any buildings thereon) and to lay thereunder additional Service Media of a type and in a manner approved by the Tenant (such approval not to be unreasonably withheld or delayed) and thereafter of the free passage and running of water soil electricity and gas through the same with the right to enter upon the said land to maintain repair inspect and renew the said Service Media the person exercising such right causing the minimum of interference and making good damage so caused with all due despatch;

(d)	such reasonable rights of access as are required by the Company and over the paths roads and parking areas constructed or to be constructed within the Property for the purpose of access to and egress from the Common Parts as are required by the Company to enable it to carry out its management responsibilities in respect of the Development;

(e)	a right of support for the Development from the Premises.

PROVIDED ALWAYS that save as otherwise expressly provided none of the rights hereby excepted and reserved (other than that contained in clause l(e) of this Schedule) shall apply to or be exercised over any land covered or intended to be covered by a building.

2. There is excepted and reserved to the Company the right to enter on to the Premises with such men and machinery as shall reasonably be required for the purpose of tending maintaining and renewing the Landscaped Strips and installing thereon name signs the persons exercising such rights causing the minimum of interference and making good damage so caused with due despatch.

THE FOURTH SCHEDULE

Matters referred to in Clause 1

1. Those matters (save for financial charges) referred to in the Property or Charges Register of Title Number WT 83336 as are subsisting and are capable of affecting the Premises.

2. The covenants conditions or other matters contained or referred to in Transfers (“the Transfer”) dated 30th September 1988, 31st May 1989 and 6th September 1995 in each case made between the Transferor (1) Unigate (UK) Limited (2) and Deeds of Covenant (“the Deed of Covenant”) dated 7th August 1990 and 6th September 1995 made between the Transferor (1) the Company (2) Unigate (UK) Limited (3) in each case.

THE FIFTH SCHEDULE

1.	On and from the date of commencement of the Term until and including the date immediately before the first Review Date (as defined below) the net yearly rent of FOUR HUNDRED AND FORTY TWO THOUSAND POUNDS (£442,000.00)

2.	During each successive Review Period (as defined below) a net yearly rent equal to that payable immediately prior to the relevant Review Date (as defined below) or such reviewed rent as may be agreed or determined as provided below (whichever shall be the greater).

3.1	It is expressly declared that notwithstanding anything to the contrary which may be contained in or implied by this Lease time shall not be deemed to be of the essence in respect of any step provided for in this paragraph 3.

3.2	In this Schedule the following expressions have the following meanings:

Expression	Meaning

“Review Date”	the date of expiration of every period of five (5) years of the Term (computed in every case from and including the date of commencement of the Term) and the expression “relevant Review Date” shall be construed accordingly;

“Review Period”	each period on and from a Review Date to and including the date immediately before the next succeeding Review Date or (as the case may be) on and from the relevant Review Date to and including the date of the expiry of the Term;

“Market Rent”	the best yearly rent at which the whole of the Premises might reasonably be expected to be let in the open market on the relevant Review Date by a willing landlord to a willing tenant with vacant possession and without taking any fine or premium for a term equal to the Term and upon the terms of this Lease (other than as to the amount of the Rent under this part of the Schedule but including these provisions for rent review) and upon the assumptions that:

(i) no reduction or allowance is to be made on account of any rent free period rent concession or other inducement which in a new letting might be granted to the incoming tenant;

(ii) that no work has been carried out on the Premises by the Tenant or any predecessor in title of the Tenant during the Term which has diminished the rental value of the Premises;

(iii)   that the covenants on the part of the Landlords and the Tenant contained in this Lease or any document supplemental thereto and the covenants on the part of the Company contained in the Transfer and the Deed of Covenant have been complied with in all respects;

(iv)    that the willing tenant is a taxable person for the purposes of the legislation relating to Value Added Tax and is able to recover all input tax paid by it as a credit against output tax or otherwise;

but disregarding:

(a) any effect on rent of the fact that the Tenant has been or is in occupation of the whole or any part of the Premises;

(b) any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant;

(c)     any effect on rent of any improvements (shown to be such by the Tenant) carried out during the Term by the Tenant at the Tenants expense with the consent of and otherwise than in pursuance of an obligation to the Landlords;

(d) the destruction of or damage to the Premises or any part thereof by the Insured Risks;

(e) any restraint or restriction on the right to recover or increase rent imposed by or by virtue of any Act of Parliament;

(f) any inability of the Tenant to recover Value Added Tax.

3.3	As at every Review Date the rent under this Schedule shall be reviewed and increased (if appropriate) to an amount which shall represent the Market Rent at the commencement of the relevant Review Period.

3.4

In the first instance the Landlords and the Tenant shall endeavour to agree the amount of the Market Rent to be paid on and from the commencement of the relevant Review Period but if for any reason they shall not have agreed the same by such date as shall be one month before the relevant Review Date then at any time thereafter the same may be referred to and determined by a valuer (who unless the Landlords and the Tenant shall have otherwise agreed before the valuer shall have been appointed shall act as an expert and not as an arbitrator but who shall afford to each of the Landlords and the Tenant a reasonable opportunity to make representations to him and take any such representations into account before he makes his determination) agreed upon between the Landlords and the Tenant or in the absence of such agreement prior to such date as shall be one month before the Relevant Review Date to be nominated on the application of either the Landlords or the Tenant or both of them jointly by the President for the time being of the Royal Institution of Chartered Surveyors or the person for the time being authorised to act on his behalf and the determination of any such valuer shall be binding on the parties and the costs of the reference to him and of his determination shall be borne and paid by the Landlords or the Tenant or shared between them in such manner as he shall determine. In the event that any such valuer shall die or become unwilling to act or become incapable of acting or if for any other reason the said President or other person mentioned above shall in his absolute discretion think fit the said President or such other person may upon the application of either the Landlords or the Tenant or both of them jointly discharge him and appoint another valuer to act in his place and in the same capacity and this shall be repeated as many times as the circumstances may require.

3.5

If for any reason the Market Rent is not agreed or determined until after the relevant Review Date the Tenant shall continue to pay Rent under this Schedule at the rate applicable immediately before such date and on the date on which the Market Rent shall have been agreed or determined there shall be due as arrears of such Rent and the Tenant shall pay the amount of any increase for the period on and from the commencement of the relevant Review Period up to the quarter day next after such agreement or determination together with interest on the same at 4 per centum below the Prescribed Rate for the period on and from the commencement of the relevant Review Period up to the date of actual payment.

3.6	Within twenty-eight days of the Market Rent being agreed or determined a memorandum recording such agreement or determination shall be signed by or on behalf of the parties and be annexed to this Lease and the Counterpart respectively but such memorandum shall be regarded as evidential only and the absence of such shall not affect the liability of the Tenant to pay any increased Rent under this Schedule which has been agreed or determined.

4. For the avoidance of any doubt it is declared that the Rent payable under this Schedule for any Review Period shall not be less than that payable immediately before such period.

THE SIXTH SCHEDULE

Tenant’s Covenants

1.1	To pay the Rent and any other sums payable under this Lease at the times and in the manner respectively provided by this Lease and also to pay and discharge all rates taxes charges duties assessments impositions and outgoings whatsoever whether parliamentary local or any other description which now are or which may at any time during the Term be payable either by the owner or occupier in respect of the Premises and whether the same are existing at the present time or are imposed during the Term (excluding any (other than Value Added Tax) payable by the Landlords occasioned by receipt of the Rent or by any disposition or dealing with or ownership of any interest reversionary to the interest created by the Lease).

1.2	Without prejudice to any other provisions herein from time to time and at all times during the Term to pay Value Added Tax or any tax or imposition in the nature of Value Added Tax which now or at any time during the Term shall be payable by the Tenant and to indemnify and keep indemnified the Landlords from and against all claims and demands in respect thereof and so that the Tenant shall be responsible for paying the Value Added Tax upon any sum payable under this Lease in respect of sums paid to the Landlords for services supplied by the Landlords.

2.	To permit the Landlords or the Landlords’ Agent and all other persons authorised by the Landlords or otherwise entitled with or without workmen and others at all times upon reasonable written notice being given by the Landlords (except in case of emergency) to enter into and upon the Premises for the purposes of exercising the rights specified in the Third Schedule and examining the state and condition of the Premises.

3.	To pay all reasonable costs and expenses (including Solicitors’ costs and, Surveyors’ fees) incurred by the Landlords for the purpose of or incidental to the preparation and service of any notice under Section 146 of the Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court.

4.	To observe and perform all the requirements of and to carry out all works required under all Acts or Parliament for the time being in force including all requirements and works as have been or may be made or required by any local or other competent authority insofar as the same are in respect of or relate to the Premises or any part of them and to indemnify the Landlords against all notices claims demands expenses and liability in respect of all matters the subject of this sub-paragraph.

5.

To pay to the Landlords on demand (together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant) the reasonable cost and incidental fees and expenses of all works which the Landlords may be required to do under any Act or Parliament (including without prejudice to that generality the Offices Shops and Railway Premises Act 1963 and/or the Fire Precautions Act 1971 and/or the Health and Safety at Work etc. Act 1974 and/or any like Act of Parliament) or in the case of works required to be done in respect of or for the benefit of both the Premises and other premises the proper proportion of such cost and incidental fees and expenses attributable to the Premises such proportion to be reasonably determined by the Landlords’ Agent acting as an expert and whose decision shall be final and a fair proportion (to be determined in like manner) of whose charges shall also be paid by the Tenant on demand.

6.	Except to the extent that the Landlords may include the same in the Service Charge to pay on demand (together with interest as specified in sub-paragraph 5 above) a fair proportion of the cost and incidental fees and expenses of reconstructing rebuilding maintaining repairing and cleaning all party and other walls Conducting Media and other conveniences belonging or which shall belong to the Premises or any other premises and which shall benefit or be used or be capable of benefiting or being used by or for the Premises in common with such other premises such proportion to be determined by the Landlords’ Agent acting as an expert whose decision shall be final and a fair proportion (to be determined in like manner) of whose charges shall also be paid by the Tenant on demand.

7.1

To keep the whole of the Premises including all sanitary and water apparatus plant and machinery therein and thereon and all fixtures additions and improvements from time to time affixed or made to them and the appurtenances thereof in good and substantial repair condition and decoration (damage by the Insured Risks always excepted save where the policy or policies of insurance have been vitiated by any act or omission of the Tenant) and from time to time when necessary to rebuild reinstate or replace the same and at the determination of the Term to deliver up the Premises to the Landlords with vacant possession together with all additions and improvements made in the meantime and all fixtures of any kind which may during the Term be affixed by the Tenant (save Tenant’s trade fixtures and fittings) in such repair condition and decoration in accordance with the covenants on the Tenant’s part contained in this Lease.

7.2	To clean the glass of all windows comprised in the Premises as often as shall be reasonably necessary but in any event at least once in every month.

7.3	To keep the Premises in a clean and tidy condition.

7.4	To paint with two coats at least of good quality paint or otherwise treat as appropriate in a proper and workmanlike manner all the internal and external wood iron and other work in or upon the Premises previously or usually painted or otherwise treated as to the exterior in every third year and as to the interior in every fifth year of the Term and also in the case of both the interior and the exterior in the period of three months immediately preceding the determination of the Term.

7.5	Not to commit any waste spoil or destruction in or upon the Premises.

7.6	Not at any time during the term to make any alteration or addition to the Premises or to erect any new buildings thereon without the prior written consent of the Landlord which shall not be unreasonably withheld.

7.7	Well and substantially to repair and make good all defects and wants of reparation of which notice in writing shall be given to or left on the Premises for the Tenant and for which the Tenant is liable hereunder within two months after the giving or leaving of such notice or sooner if requisite and if the Tenant fails to comply with any such notice it shall be lawful for (but not obligatory upon) the Landlords (but without prejudice to the right of re-entry under the Clause in that behalf in this Lease contained and to any other rights of the Landlords) to enter upon the Premises and repair and decorate the same in accordance with the said covenants and the reasonable cost and incidental fees and expenses (to be certified by the Landlords’ Agent acting as an expert) shall be a debt due from the Tenant to the Landlords and shall be repaid by the Tenant to the Landlords on demand together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant.

7.8	To permit the Landlords and the Landlords’ Agent and all persons authorised by it at all reasonable times with or without workmen on giving reasonable notice (except in cases of emergency) to the Tenant to enter and remain upon the Premises with all necessary appliances for the purpose of executing repairs and alterations painting redecoration or other works to adjoining or neighbouring premises and for the purpose of repairing cleaning or maintaining any sewers water courses drains gutters water pipes electric wires or gas pipes or other conveniences in or under the Premises or other part of the Development in connection with or for the accommodation of any adjoining or neighbouring property the Landlords or such persons as aforesaid making good all damage caused thereby to the Premises.

8.1	To comply in all respects with the Planning Acts and all consents (if any) granted under them or under any Act or Parliament repealed by them so far as the same respectively relate to or affect the Premises or any part of them or any operations works acts or things already or later to be carried out executed done or omitted on the Premises or the use of them for any purpose.

8.2	If and when required free of expense to the Landlords to obtain from (as the case may be) the local planning authority or the appropriate Minister all such consents as may be requisite for carrying out any permitted alterations or additions to the Premises or the institution or change of any use of them and which may constitute development within the meaning of the Planning Acts.

8.3	Forthwith after the service on the Tenant or other occupier of the Premises or part of them of any notice order or proposal under the Planning Acts to supply to the Landlords a copy of the same and if so requested by the Landlord to make or join in making such objection or representation in respect of such notice order or proposal as the Landlords may reasonably require.

8.4	Subject to any request pursuant to sub-paragraph 8.3 above to comply at the Tenant’s cost with any notice or order mentioned in that sub-paragraph and to indemnify the Landlords against all liability in respect of the same.

8.5	Unless the Landlords shall otherwise direct to carry out before the determination of the Term any works stipulated to be carried out to the Premises by a date subsequent to such determination as a condition of any planning consent which may have been implemented or commenced to be implemented.

8.6	If and when called upon so to do to produce to the Landlords all such plans documents and other evidence as the Landlord may require in order to satisfy himself that the provisions of the foregoing covenants have been complied with.

9.1	Not to use the Premises or any part of them for any of the following: —

9.1.1	any illegal or immoral purpose;

9.1.2	any noisy noxious dangerous or offensive trade manufacture business or purpose whatsoever;

9.1.3	any act matter or thing which shall or might be a nuisance damage or annoyance to the Landlords or the tenants owners occupiers of any adjoining or neighbouring property or to any public local or other authority or the neighbourhood or which would in any way be injurious to the Premises or any building upon it;

9.1.4	any sale by auction.

9.2

Not to bring or permit to be brought into the Premises or to place or store or permit to be placed or stored or to remain in or about the Premises any article or thing which is or may be or become dangerous offensive combustible inflammable radio-active or explosive and not to carry on or do or permit to be carried on or done thereon any hazardous trade or act in consequence of which the Landlords would or might be prevented from insuring the Premises at the ordinary rate of premium or whereby any insurance effected in respect of the Premises or any other property would or might be vitiated or prejudiced and not without the written consent of the Landlords to do or allow anything to be done whereby any additional premium may become payable for the insurance of the Premises or any other property and to repay to the Landlords all sums paid by way of increased premiums and all expenses incurred by the Landlords in or about the renewal of such policy or policies made necessary by a breach of this covenant together with interest at the Prescribed Rate thereon from the date of payment by the Landlords to the actual date of repayment by the Tenant (as well after as before any judgment).

9.3	Subject to the foregoing not to use the Premises otherwise than for purposes within Class BI of the Town and Country Planning (Use Classes) Order 1987.

10.l	Not to assign part only of the Premises.

10.2.1	Not at any time to assign the whole or part with or share possession or occupation of or grant licences in respect of the whole or part only of the Premises except with the previous written consent of the Landlord which (subject to the provisions of clause 10.2.2 in the case of an assignment) consent shall not be unreasonably withheld

10.2.2	The Landlord may impose any or all of the following conditions (which are specified for the purpose of the Landlord and Tenant Act 1927 Section 19(1A)) on giving any licence for an assignment by the Tenant of the whole of the Premises and any such licence shall be treated as being subject to each of the following conditions:

(a) that upon or before any assignment and before giving occupation to the proposed assignee the Tenant making the application for the licence to assign shall covenant by way of indemnity and guarantee with the Landlord in the terms of the authorised guarantee agreement in the ninth schedule to this Lease;

(b) that if so reasonably required by the Landlord the proposed assignee shall upon or before any assignment and before taking occupation:-

(i) obtain guarantors reasonably acceptable to the Landlord who shall covenant by way of indemnity and guarantee (if more than one jointly and severally) with the Landlord in the terms set out in the Tenth Schedule of this Lease or;

(ii) enter into a rent deposit agreement with the Landlord in a form reasonably required by the Landlord and pay to the Landlord a deposit equal to at least 6 months rent then reserved by the Lease or such other sums as the Landlord shall reasonably require

10.2.3	Not to underlet or agree to underlet the whole or part only of the premises without the previous written consent of the Landlord (which shall not be unreasonably withheld) provided that:-

(a)

Every underlessee shall first enter into a covenant with the Landlords and with the Tenant that the underlessee will observe and perform the covenants herein contained so far as applicable to the area underlet (except the covenant for payment of Rent) and will not assign underlet or part with or share possession or occupation of or grant any licence in respect of part only of the Premises and will not without obtaining the previous written consents of the Landlords and of the Tenant (which subject to compliance with provisions corresponding with the provisions of clause 10.2.2 and this clause 10.2.3 shall not be unreasonably withheld) assign underlet or part with possession of the whole of the Premises

b)	Every underlease shall be at a rent (payable quarterly in advance) of not less than the full market rent of the premises underlet (obtainable without taking a fine or premium or granting any rent free period) the amount of each such rent to be first approved in writing by the Landlords (such approval not to be unreasonably withheld) and the Tenant shall not at any time permit the reduction of the rent payable by any person in whom any underlease of the Premises or part thereof shall for the time being be vested;

(c)

Without prejudice to the foregoing and save for the lease referred to in clause 10.3 of an Agreement of even date herewith made between Unigate (UK) Limited (1) the Landlords (2) the Tenant shall not underlet part with or share the possession or occupation of or grant any licence in respect of the whole or any part of the Premises for a term which shall extend beyond any date on which the Rent hereby reserved is to be varied as hereinbefore provided (hereinafter called “the Review Date”) unless such underletting or parting or sharing possession or occupation or licence shall include provisions approved by the Landlord to the effect that the rent thereby reserved shall be subject to review on the Review Date to the intent that the rent reserved on and after the Review Date until any subsequent Review Date shall be not less than the full market rent obtainable (without taking a fine or premium or granting any rent free period) in respect of the Premises or part thereof as appropriate calculated as at the Review Date;

d)	If any intended underlessee of the Premises or any part thereof shall be a limited liability company (other than a public company the shares of which are quoted on a recognised Stock Exchange) upon the Landlords’ demand in that behalf at least two (or more if the Landlords shall reasonably so require) of its Directors of satisfactory standing or some other guarantor acceptable to the Landlords acting in a reasonable manner shall join in such deed as sureties or surety for such company in order (jointly and severally if more than one) to covenant with the Landlords in the form set out in the Tenth Schedule hereto mutatis matandis

10.3	Within twenty one days after the date of any assignment of these presents or the grant of any underlease or sub-underlease of the Premises or any assignment of such an under-lease or sub-underlease or the execution of any mortgage or charge affecting these presents or any such underlease or sub-underlease as aforesaid or any transfer or discharge of any mortgage or charge or any devolution of term or of any such underlease or sub-underlease as aforesaid by will or intestacy assent or operation of law produce or cause to be produced (without any demand by any person) to the Solicitor of the Landlords the original deed document or instrument effecting such disposition as aforesaid and leave or cause to be left a certified copy thereof with the Landlords’ Solicitor and pay the Landlord’s Solicitor a reasonable fee not being less than £25 in respect of each deed document or instrument for the registration thereof.

11.	Within 21 days of any mortgage charge or discharge of mortgage or charge or other disposition of the Premises or any part of them to give to the Solicitors for the time being of the Landlords notice in triplicate specifying the basic particulars of the same and at the same time to supply to them two certified copies of the instrument making or evidencing the same and pay to them a registration fee of £25 or such higher sum as shall be reasonable at the time.

12.	Not to allow to pass into the Conducting Media serving the Premises or the Estate or any adjoining or neighbouring premises any noxious or deleterious effluent or any other substance which may cause an obstruction in or injure the same and in the event of any such obstruction or injury forthwith to remove or remedy the same and to make good all damage caused.

13.

Not to place fix or exhibit in or on the Premises so that they can be viewed from outside the Premises any hoarding showcase aerial sign signboard bill plate board fascia placard poster advertisement or other notification of any kind whatsoever save such as shall have been previously consented to in writing by the Landlords and save for such signage as is authorised by the leases referred to in clauses 10.2 and 10.3 of an agreement of even date herewith made between Unigate (UK) Limited (1) the Landlord (2) but the Tenant may exhibit on and from the entrance door to the Premises one usual unobjectionable non-illuminated notice specifying only the name of the Tenant or any permitted undertenant or occupier and the business carried on at the Premises PROVIDED THAT notwithstanding the foregoing or any consent given as before mentioned if in the opinion of the Landlords any such sign or other matter which may be placed affixed or exhibited shall be or become offensive or unsightly the Tenant shall forthwith remove the same on notice being given by the Landlords so to do.

14.	To permit the Landlords at any time during the last six months prior to the determination of the Term to enter upon the Premises for the purpose of erecting a notice board stating that the Premises are to let or for sale and not to remove interfere with or obscure the same and throughout the Term to permit all persons with the written authority of the Landlords or the Landlords’ Agent to view the Premises at all reasonable times without interuption provided that the Landlords shall erect any such notice board in such a position as shall not interfere with the Tenant’s business.

15.	To maintain to the reasonable satisfaction of the Landlords adequate fire prevention apparatus upon the Premises and from time to time to remove as speedily as possible from the Premises all waste and like inflammable material.

16.	To pay on demand all reasonable legal costs surveyors’ fees and other reasonable expenses of any kind incurred or expended by the Landlords in respect of all applications made by or on behalf of the Tenant or any occupier or undertenant (whether actual or prospective) for the consent of the Landlords to or in respect of any act matter or thing for which consent is required under the terms of this Lease and whether or not consent is required under the terms of this Lease and whether or not consent is refused or the application is withdrawn or not proceeded with for any reason.

17.	To pay on the execution of this Lease the reasonable charges of the Landlords’ Solicitors of and incidental to the preparation and completion of this Lease and the stamp duty on the counterpart and all other proper disbursements.

18.	In addition to the moneys which are or become payable by the Tenant under the terms of this Lease to pay all Value Added Tax thereon at the rate of such tax from time to time applicable.

THE SEVENTH SCHEDULE

Landlords’ Covenants

1. That the Tenant may peaceably hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlords or any person lawfully claiming through under or in trust for the Landlords

2. That the Landlords will use all reasonable endeavours to procure that the Company provide services to the Development in accordance with the covenants on the part of the Transferor and the Company contained in Transfers dated 30th September 1988 31st May 1989 and 6th September 1995 of the Property made between the Transferor (1) Unigate (UK) Limited (2) and Deeds of Covenant dated 7th August 1990 and 6th September 1995 made between the Transferor (1) Interface (Wootton Bassett) Management Company Limited (2) Unigate (UK) Limited (together “the Transfers and Deeds of Covenant”) (3)

3. To insure and to keep insured the Premises in the full reinstatement value thereof from time to time in the joint names of the Landlords and the Tenant (with or without other names) against loss or damage by the Insured Risks and of the cost of site clearance and of all architects’ surveyors and other professional fees and incidental expenses in connection with reinstatement and against not less than three years’ loss of the rent hereby first described (due allowance being made for any anticipated excess therein) and to produce to the Tenant on request a copy of the policy or policies of insurance and any endorsement or amendment thereon or thereto and in the case of destruction or damage by the Insured Risks then (unless the insurance monies shall be or become in whole or in part irrecoverable through any act or default of the Tenant) subject to the Landlords obtaining all necessary consents and the Tenant paying out of the Tenant’s own monies the amount of any excess under the policy attributable to the damage or destruction in question to apply the policy moneys received by virtue of such insurance (except for those in respect of architects’ and surveyors and other professional fees or in respect of loss of rent) in reinstating the Building or the part so destroyed or damaged with all reasonable speed making up any difference between the cost of rebuilding and reinstating and the moneys received out of the Landlords’ own moneys.

THE EIGHTH SCHEDULE

The Service Charge

All costs and payments (including any Value Added Tax not recoverable by the Landlords) made expended or incurred by or on behalf of the Landlords in discharging the Landlords’ obligations under the Fifth and Sixth Schedules of the Transfers and Deeds of Covenant

NINTH SCHEDULE

Authorised Guarantee Agreement

THIS GUARANTEE is made the         day of

BETWEEN:

(1)	[name of Guarantor] of [address] (“the Guarantor”); and

(2)	[name of Landlord] of [address] (“the Landlord”)

NOW IT IS AGREED as follows:

1.	Definitions and interpretation

In this guarantee the following expressions shall (where the context permits) have the following meanings respectively:

1.1	“the Assignee” means [insert name of incoming tenant]

1.2	“the Lease” means the lease dated [ ] 2000 and made between Dolby Properties UK LLC and Dolby Laboratories Inc for a term of 15 years from [ ] and includes all deeds and documents supplemental to it

1.3	“the Premises” means the premises demised by the Lease

1.4	“the Liability Period” means the period during which the Assignee is bound by the tenant covenants of the Lease and any additional period during which the Assignee is liable under an authorised guarantee agreement

1.5	the expressions “authorised guarantee agreement” and “tenant covenants” shall have the same meaning in this guarantee as in the Landlord and Tenant (Covenants) Act 1995 Section 28(1)

2.	Recitals

2.1	By paragraph 10 of the Sixth Schedule to of the Lease the Landlord’s consent is required to the assignment of the Lease

2.2	[The Guarantor holds the Premises under the Lease and wishes to assign the Lease to the Assignee] The Landlord has agreed to give consent to the assignment to the Assignee on condition that the Guarantor enters into this guarantee

2.3	This guarantee takes effect only when the Lease is assigned to the Assignee

3.	Covenants

In consideration of the Landlord’s consent to the assignment the Guarantor covenants with the Landlord and without the need for any express assignment with all its successors in title that:

3.1	To pay observe and perform

The Assignee shall punctually pay the rents and observe and perform the covenants and other terms of the Lease throughout the Liability Period and if at any time during the Liability Period the Assignee shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of the Lease the Guarantor as primary obligor will pay the rents and observe or perform the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

3.1.1	that the terms of the Lease may have been varied by agreement between the parties

3.1.2	any time or indulgence granted by the Landlord to the Assignee

3.1.3	any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease

3.1.4	any other act omission matter or thing by which but for this provision the Guarantor would have been released in whole or in part or which would or might have afforded the Guarantor any legal or equitable defence.

3.1.5	any legal limitation disability incapacity irregularity defect or informality or any fact or circumstance (whether known to the Landlord or not) which would or might render any sum or sums of money irrecoverable from the Assignee or the performance of the obligations under the Lease unenforceable

3.1.6	the existence or validity of any other security taken by the Landlord or any enforcement or failure to enforce or the release of any such security or any part thereof

3.1.7	the death of the Assignee (if an individual) the dissolution of the Assignee (if a company) or the Assignee ceasing to exist or its liabilities under the Lease being disclaimed or any change in constitution or corporate identity or loss of corporate identity by the Assignee or the Guarantor.

3.1.8	any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

3.1.9	that the Assignee shall have surrendered part of the Premises in which event the liability of the Guarantor under the Lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

3.2	To take lease following disclaimer

If during the Liability Period the Assignee (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator or the Crown shall disclaim the Lease or if the Lease is forfeited (“the terminating event”) the Guarantor shall if the Landlord shall by notice within 6 months after such terminating event so require take from the Landlord a lease of the Premises for the residue of the contractual term of the Lease which would have remained had there been no terminating event at the rent then being paid under the Lease and subject to the same covenants and terms as in the Lease such new lease to take effect from the date of such terminating event and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

3.3	To make payments following disclaimer

If for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 3.2 above the Guarantor shall pay to the Landlord on demand an amount equal to the rents payable under the Lease but for the terminating event for the period commencing with the date of such terminating event and ending on whichever is the earlier of the following dates:

3.3.1	the date 1 year after such terminating event and

3.3.2	the date (if any) upon which the Premises are relet

4.	Landlord’s covenants

The Landlord covenants with the Guarantor that it will notify the Guarantor in writing within 14 days of being informed of the facts bringing the Liability Period to an end

5.	The Guarantor hereby further agrees with the Landlord

5.1	That so long as moneys remain owing by the Guarantor under this Deed the Guarantor shall

5.1.1	not claim or seek to enforce repayment or subrogation or otherwise of any sums for the time being due to the Guarantor by the Assignee

5.1.2	not in the event of liquidation of the Assignee prove in competition with the Landlord in respect of any moneys owing to the Guarantor by the Assignee but will give to the Landlord the benefit of any such proof and all moneys to be received in respect thereof until all moneys owing by the Assignee to the Landlord shall have been paid in full

5.1.3	hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Assignee whilst any liabilities of the Assignee or the Guarantor to the Landlord remain outstanding

5.1.4	not be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations to the Landlord under this Lease or to stand in place of the Landlord in respect of any such security

5.2	As a separate and independent stipulation that without prejudice to the rights of the Landlord against the Assignee as principal any liability mentioned above which may not be recoverable on the footing of a guarantee whether by reason of any legal limitation on or disability or incapacity of the Assignee or any other fact or circumstance and whether known to the Landlord or not shall nevertheless be recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor was the sole or principal debtor in respect thereof and shall be paid by the Guarantor on demand together with interest (as well before as after any judgement)

5.3	That the provisions of this Deed shall be in addition to and not in substitution for any other rights which the Landlord may have and may be enforced against the Guarantor without first having recourse to any such rights and without taking any steps or proceedings against the Assignee

5.4	That no assurance security or payment which may be avoided under any provision or enactment relating to liquidation or insolvency for the time being in force (including but not limited to Sections 615 and 617 of the Companies Act 1985 and Sections 238 239 339 and 340 of the Insolvency Act) and no release settlement or discharge of the Guarantor which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this Deed as if such release settlement or discharge had not occurred.

5.5	This guarantee shall ensure for the benefit of the Landlord’s successors in title without the necessity for any assignment

5.6	That the Landlord in the enforcement of its rights under this Deed may proceed against the Guarantor as if the Guarantor were the sole or principal debtor in respect of the tenant covenant in question

6.	For the avoidance of doubt:-

6.1	Notwithstanding the termination of the Liability Period the Guarantor shall remain liable under this Deed in respect of any liabilities which may have occurred prior to termination thereof

6.2	The Guarantor shall be liable under this Deed for any proper and reasonable costs and expenses incurred by the Landlord in enforcing the Guarantor obligation hereunder

7.	Each provision contained in this Guarantee or implies herein is separate and independent so that if any such provision shall become invalid unlawful or unenforceable the validity and enforceability of all other provisions shall not be prejudicially affected thereby and shall continue in full force and effect

IN WITNESS whereof the Landlord and the Tenant have caused their respective common seals to be affixed to this deed the day and year first before written

EXECUTED as a DEED by

EXECUTED as a DEED by

THE TENTH SCHEDULE

The Surety Covenant

(In this covenant the reference to the Tenant means the Tenant for the time being under this Lease)

1. That the Tenant shall at all times whilst the Tenant is liable under the tenant covenants of this Lease pay the rents and observe and perform the covenants conditions and stipulations herein contained in default of which the Surety as primary obliger shall pay the rents at the times herein fixed for payment and shall observe and perform the covenants and conditions in respect of which the Tenant is in default and will indemnify the Landlord against all actions proceedings costs claims and demands arising by reason of the non-payment of rent or the Tenant’s failure to observe and perform the covenants hereunder notwithstanding in each case

1.1.	any variation to this Lease agreed between the Landlord and the Tenant with or without the consent of the Surety

1.2.	any time or indulgence granted by the Landlord to the Tenant

1.3	any delay omission neglect or forbearance on the part of the Landlord to enforce any of its rights against the Tenant the Surety or any third party

1.4	any act omission matter or thing whatsoever whereby the Surety as guarantor only would or might have been released (in whole or in part) or which would or might have afforded the Surety any legal or equitable defence

1.5	any legal limitation disability incapacity irregularity defect or informality or any fact or circumstance (whether known to the Landlord or not) which would or might render any sum or sums of money irrecoverable from the Tenant or the performance of the obligations under the Lease unenforceable

1.6	the existence or validity of any other security taken by the Landlord or any enforcement or failure to enforce or the release of any such security or any part thereof

1.7	the Tenant ceasing to exist or the liabilities of the Tenant hereunder being disclaimed or any change in constitution or corporate identity or loss of corporate identity by the Tenant or the Surety

1.8	any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of notice under section 146 of the Law of Property Act 1925 have been entitled) to re-enter the demised premises

1.9	that the Tenant shall have surrendered part of the demised premises in which event the liability of the Surety hereunder shall continue in respect of the demised premises not so surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925

2.	That if a liquidator trustee in bankruptcy or the crown shall disclaim this Lease or if this Lease shall be forfeited or if the Tenant shall be wound up or cease to exist (the “terminating event”) the Surety will if the Landlord shall by notice in writing within six months after such terminating event so require take from the Landlord a lease of the demised premises for the residue of the contractual term which would have remained had there been no terminating event at the rent then being paid and subject to the same covenants and conditions as are reserved by and contained in these presents such new lease to take effect from the date of the terminating event and in such case the Surety shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart thereof

3.	That if the Landlord shall not require the Surety to take a lease of the Premises pursuant to clause 2 above the Surety shall pay to the Landlord on demand an amount equal to the rent that would have been payable under this Lease but for the terminating event in respect of the period from the date of the terminating event until whichever is the earlier of the following dated:-

3.1	the date one year after such terminating event and

3.2	the date (if any) upon which the demised premises are relet

4.	That so long as any moneys remain owing by the Surety under the foregoing provisions the Surety shall not:-

4.1	claim or seek to enforce repayment or subrogation or otherwise of any sums for the time being due to the Surety by the Tenant

4.2	in the event of liquidation of the Tenant prove in competition with the Landlord in respect of any moneys owing to the Surety by the Tenant but will give to the Landlord the benefit of any such proof and of all moneys to be received in respect thereof until all moneys owing by the Tenant to the Landlord shall have been paid in full.

5.	As a separate and independent stipulation that without prejudice to the rights of the Landlord against the Tenant as principal any liability mentioned above which may not be recoverable on the footing of a guarantee whether by reason of any legal limitation on or disability or incapacity of the Tenant or any other fact or circumstance and whether known to the Landlord or not shall nevertheless be recoverable from the Surety as though the same had been incurred by the Surety and the Surety was the sole or principal debtor in respect thereof and shall be paid by the Surety on demand together with Interest (as well before as after any judgement)

6.	That the provisions of this Schedule shall be in addition to and not in substitution for any other rights which the Landlord may have and may be enforced against the Surety without first having recourse to any such rights and without taking any steps or proceedings against the Tenant.

7.	That no assurance security or payment which may be avoided under any provision or enactment relating to liquidation or insolvency for the time being in force (including but not limited to Sections 615 and 617 of the Companies Act 1985 and Sections 238 239 339 and 340 of the Insolvency Act) and no release settlement or discharge of the Surety which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Surety to the full extent of this Clause as if such release settlement or discharge had not occurred.

EXECUTED as a Deed by DOLBY

PROPERTIES UK LLC acting by

/S/ J.B. NOTTAGE

any other rights which the Landlord may have and may be enforced against the Surety without first having recourse to any such rights and without taking any steps or proceedings against the Tenant.

7.	That no assurance security or payment which may be avoided under any provision or enactment relating to liquidation or insolvency for the time being in force (including but not limited to Sections 615 and 617 of the Companies Act 1985 and Sections 238 239 339 and 340 of the Insolvency Act) and no release settlement or discharge of the Surety which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Surety to the full extent of this Clause as if such release settlement or discharge had not occurred.

EXECUTED as a Deed by DOLBY

LABORATORIES INC acting by

/S/ J.B. NOTTAGE

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